Exhibit 99.1

Contact: Greg Eden
508-293-7195
FOR IMMEDIATE RELEASE	eden_greg@emc.com

EMC ANNOUNCES NEW SENIOR MANAGEMENT

RESPONSIBILITIES

EMC Announces Further Changes in Executive Responsibilities to Advance and Unify EMC’s Solutions for Customers

HOPKINTON, Mass. – August 8, 2006 – EMC Corporation (NYSE:EMC), the world leader in information management and storage, today announced new senior management responsibilities focused on accelerating the integration of recently acquired companies, streamlining its business operations, and enhancing the overall EMC experience for customers.

“EMC has one of the most talented and seasoned executive teams in the industry,” said Joe Tucci, EMC Chairman, President and Chief Executive Officer. “We are continuing the organizational moves we began earlier this year to best position EMC in the markets it currently serves and accelerate our growth and profitability in several new, fast-growing markets. One of the many planned benefits from these changes is having Bill Teuber, who was recently appointed Vice Chairman, to assist me in running the business on a full-time basis.”

David Goulden, who has led Customer Operations for the past two years, has been appointed Executive Vice President and Chief Financial Officer. He will lead EMC’s worldwide finance operations, the emerging market and international development team, and the information technology organization.

David Donatelli, Executive Vice President, Storage Product Operations, will take on an expanded role that includes the development of EMC’s entire portfolio of information storage systems and software, including EMC’s expanding backup and recovery and storage virtualization products.

David DeWalt, an Executive Vice President of EMC, formerly President of EMC Software, has been named President, EMC Customer Operations and Content Management Software Group. DeWalt will now oversee EMC’s worldwide sales and distribution organization and continue to lead EMC’s content management business.

“We are already seeing the benefits of our earlier moves when we created the Global Services organization under Howard Elias,” said Tucci. “These further changes to our leadership team will help us to more rapidly advance and unify our relationships with customers around the world and provide greater operational alignment across our evolving business.”

VMware will continue to operate under the leadership of Diane Greene, VMware’s President and co-founder.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

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EMC is a registered trademark of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.